EXHIBIT 10.35.1

                               AMENDMENT #1 TO THE
                        EXCLUSIVE DISTRIBUTION AGREEMENT

         THIS AMENDMENT (the "AMENDMENT") is entered into and effective as of the 22nd day of June, 2004 (the "AMENDMENT DATE"), by and between Federated Merchandising Group ("FMG"), an unincorporated division of Federated Department Stores, Inc., a Delaware corporation ("FEDERATED"), and Private Brands, Inc., a California corporation ("PB").

         WHEREAS, FMG and PB entered into an Exclusive Distribution Agreement on the 1st day of April, 2003 (the "DISTRIBUTION AGREEMENT"); and

         WHEREAS, FMG and PB desire to amend certain terms of the Distribution Agreement as hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged by each party, FMG and PG agree to amend the Distribution Agreement as follows:

         1. All capitalized terms not defined herein shall have the meaning given to them in the Distribution Agreement.

         2. Section 5.1 of the Distribution Agreement is hereby amended and restated as of the Amendment Date to read in its entirety as follows:

"5.1 ANNUAL MINIMUM PURCHASES. In order to preserve its rights under this Agreement, including its rights to exclusivity as set forth in Section
         2.2 and its right of first refusal as set forth in Section 2.3, FMG shall order, during each Contract Year of the Term, Merchandise with the minimum values (based on the purchase price payable for such Merchandise) set forth below (the "ANNUAL MINIMUM PURCHASE REQUIREMENTS"):

          Contract      Contract       Contact      Contract     Contract Year 5
           Year 1        Year 2        Year 3        Year 4      through Year 10
         -----------   -----------   -----------   -----------   ---------------

         $25 million   $25 million   $40 million   $68 million     $90 million

         The Annual Minimum Purchase Requirements for each Contract Year of the first Renewal Term shall be equal to the average of the total amounts of Ordered Merchandise during each of Contract Years six through ten of the Initial Term, provided that in no event shall the amount used in any Contract Year to calculate the Annual Minimum Purchase Requirements for the first Renewal Term be less than $90 million. Furthermore, the Annual Minimum Purchase Requirements for each Contract Year of the first Renewal Term shall not exceed $108 million. Similarly, the Annual Minimum Purchase Requirements for each successive Renewal Term shall be equal to the average of the total amounts paid by FMG for Ordered Merchandise during each of Contract Years six through ten of the previous Renewal Term, provided that in no event shall the amount used in any Contract Year to calculate the Annual Minimum Purchase Requirements


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         for the successive Renewal Term be less than $90 million.  Furthermore, the Annual Minimum Purchase Requirements for each Contract Year of the second Renewal Term shall not exceed 120% of the amount for the last Renewal Term.

         Any order placed by FMG and cancelled prior to the cancellation date specified in the applicable purchase order shall reduce the amount ordered by FMG for the period during which the order was placed. No such reduction will be effected if FMG cancels an order after the specified cancellation date."

         3. Section 5.3 of the Agreement shall hereafter  specifically reference
Section 5.1 and the Annual Minimum Purchases as set forth in this Amendment #1.

         4. Except as expressly set forth herein, all of the terms and conditions of the Distribution Agreement shall remain in full force and effect. All references in the Distribution Agreement to "Agreement" shall mean and be a reference to such document as and to the extent it is amended and supplemented by this Amendment, including all exhibits, schedules and other agreements entered into and/or delivered in connection with this Amendment.

         5. This Amendment may be executed in any number of counterparts, each of which is an original and all of which taken together constitute one instrument. Any Party may execute this Amendment by executing any such counterpart. This Amendment will be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

         IN WITNESS WHEREOF, the parties hereto have executed this Exclusive Distribution Agreement or caused the same to be executed by a duly authorized person as of the date set forth above.

FEDERATED MERCHANDISING GROUP,            PRIVATE BRANDS, INC.,
A division of Federated Department        a California corporation
Stores, Inc.

By:    /S/ ILLEGIBLE                      By:   /S/ BARRY AVED
      ----------------------------              --------------------------------
Name:                                           Name:    Barry Aved
      ----------------------------              Title:   President
Title:
      ----------------------------